FOR IMMEDIATE RELEASE

Financial Contact: Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Press Contact: Graham Robertson IDT Worldwide Marketing Phone: (408) 284-2644 E-mail: graham.robertson@idt.com

IDT REPORTS FISCAL Q1 2011 FINANCIAL RESULTS
Revenue up 15 Percent Sequentially to $158.3 Million
Revenue from New Products up 18 Percent Q/Q
Gross Margin Reaches Four-Year High

SAN JOSE, Calif., Jul. 26, 2010 — Integrated Device Technology, Inc. (IDT®; NASDAQ: IDTI), a leading provider of essential mixed signal semiconductor solutions that enrich the digital media experience, today announced results for the fiscal first quarter ended June 27, 2010.

“We outgrew the broader semiconductor market in Q1 with a 15 percent sequential increase in revenue driven by broad based strength across our communications, computing and consumer end markets,” said Dr. Ted Tewksbury, president and CEO of IDT. “Our secular growth story is beginning to materialize in fiscal 2011.  We are defending and growing our core businesses while expanding our content in customers’ systems with new analog-intensive mixed signal solutions to achieve higher growth rates.  In addition, gross margin reached its highest level in four years, reflecting improved product mix and enabling us to deliver stronger than anticipated operating margins.”

Recent Highlights

IDT recently announced:

•	Its entry into the smart grid market with its first family of metering ICs

•
The industry’s most flexible, intelligent power management IC for portable consumer applications, with integrated CPU, audio, touch controller, battery charger, power management and other key functions

•	The industry’s first motion-compensated frame rate conversion processors with integrated resolution-enhancement engine for use in 120Hz and 240Hz televisions and high-definition video projectors

•	The industry’s first embedded DisplayPort®-based timing controller to support 3-D resolution in notebooks that use a Liquid Crystal Display (LCD) monitor

•	The world's first PCI Express® Gen3 family of timing devices

•	The world’s first family of Serial RapidIO® Gen2 switches for use in the wireless infrastructure, defense, medical and industrial imaging, and professional video markets.

•	It extended its leadership in the memory interface market by announcing a next-generation integrated register and phase-locked loop (PLL) for DDR3 registered dual in-line memory modules (RDIMMs).

•	The newest members of the PureTouch® family of capacitive touch devices, targeting low-channel consumer, white goods and portable devices.

The following highlights the Company’s financial performance on both a GAAP and non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the fiscal first quarter of 2011 was $158.3 million, up 36 percent from $116.0 million reported in the same period one year ago.

•
GAAP net income for the fiscal first quarter of 2011 was $10.4 million or $0.06 per diluted share, versus a GAAP net loss of $14.1 million or a loss of approximately $0.09 per diluted share in the same period one year ago. Fiscal first quarter 2011 GAAP results include $5.8 million in acquisition and divestiture related charges, $4.7 million in stock-based compensation and $2.3 million in restructuring related costs.

•
Non-GAAP net income for the fiscal first quarter of 2011 was $23.3 million or $0.14 per diluted share, compared with non-GAAP net income of $3.5 million or $0.02 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal first quarter of 2011 was $82.2 million, or 51.9 percent, compared with GAAP gross profit of $47.2 million in the same period one year ago. Non-GAAP gross profit for the fiscal first quarter of 2011 was $87.9 million, or 55.6 percent, compared with non-GAAP gross profit of $53.9 million reported in the same period one year ago.

•
GAAP R&D expense for the fiscal first quarter of 2011 was $43.7 million, compared with GAAP R&D expense of $36.3 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal first quarter of 2011 was $40.2 million, compared with Non-GAAP R&D of $32.2 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal first quarter of 2011 was $27.4 million, compared with GAAP SG&A expense of $25.4 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal first quarter of 2011 was $24.0 million, compared with non-GAAP SG&A expense of $18.9 million in the same period one year ago.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://www.IDT.com.  The live webcast will begin at 1:30 p.m. Pacific time on July 26, 2010. The webcast replay will be available after 5 p.m. Pacific time on July 26, 2010.

Investors can also listen to the live call at 1:30 p.m. Pacific time on July 26, 2010 by calling (800) 230-1085 or (612) 288-0329. The conference call replay will be available after 5 p.m. Pacific time on July 26, 2010 through 11:59 p.m. Pacific time on August 2, 2010 at (800) 475-6701 or (320) 365-3844. The access code is 164352.

About IDT

With the goal of continuously improving the digital media experience, IDT integrates its fundamental semiconductor heritage with essential innovation, developing and delivering low-power, mixed signal solutions that help customers overcome their system challenges. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, customer ordering patterns, channel inventory, anticipated trends in Company sales, expenses and profits, and macroeconomic conditions involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 28, 2010. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting

The Company presents non-GAAP financial measures because the financial community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude impairment charges, acquisition-related charges, share-based compensation expense and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business.  These non-GAAP results are also consistent with another way management internally analyzes IDT’s results and may be useful to financial community. The Company has reconciled non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under general accepted accounting standards in the United States (GAAP), but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies.

IDT, HQV, VersaClock, ViewXpand and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or  services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three months ended
	June 27, 2010	March 28, 2010	June 28, 2009
Revenues	$158,273	$137,968	$115,954
Cost of revenues	76,107	71,086	68,789

Gross profit	82,166	66,882	47,165

Operating expenses:
Research and development	43,736	41,400	36,315
Selling, general and administrative	27,358	26,186	25,435

Total operating expenses	71,094	67,586	61,750

Operating income (loss)	11,072	(704)	(14,585)
Gain on divestitures	--	20	--
Interest income and other, net	275	711	1,425
Interest expense	(11)	(10)	(19)

Income (loss) before income taxes	11,336	17	(13,179)
Provision (benefit) for income taxes	923	(950)	942

Net income (loss)	$10,413	$967	$(14,121)

Basic net income (loss) per share	$0.06	$0.01	$(0.09)
Diluted net income (loss) per share	$0.06	$0.01	$(0.09)

Weighted average shares:
Basic	161,659	164,660	165,430
Diluted	162,577	165,418	165,430

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(unaudited; in thousands, except per share data)

	Three Months Ended
	June 27, 2010	March 28, 2010	June 28, 2009
GAAP Net Income (Loss)	$10,413	$967	$(14,121)
GAAP Diluted Net Income (Loss) Per Share	$0.06	$0.01	$(0.09)
Acquisition and Divestiture Related:
Amortization of acquisition related intangibles	4,924	4,943	5,219
Acquisition related costs (1)	708	1,130	3,593
Gain on divestitures (2)	-	(20)	-
Assets impairment (3)	(94)	(251)	2,002
Fair market value adjustment to acquired inventory sold	262	-	-
Restructuring Related:
Severance and retention costs	520	2,717	1,479
Facility closure costs (4)	977	547	23
Fabrication production transfer costs (5)	829	1,239	-
Other:
Compensation expense (benefit)—deferred compensation plan (6)	(126)	370	889
Loss (gain) on deferred compensation plan securities (6)	132	(373)	(876)
Stock-based compensation expense	4,708	4,333	4,260
Tax effects of Non-GAAP adjustments (7)	24	(729)	1,008
Non-GAAP Net Income	$23,277	$14,873	$3,476
GAAP weighted average shares - diluted	162,577	165,418	165,430
Non-GAAP adjustment	2,002	1,782	1,668
Non-GAAP weighted average shares - diluted (8)	164,579	167,200	167,098
Non-GAAP Diluted Earnings Per Share	$0.14	$0.09	$0.02

GAAP gross profit	$82,166	$66,882	$47,165
Acquisition and Divestiture Related:
Amortization of acquisition related intangibles	3,473	2,778	3,920
Acquisition related costs (1)	5	5	-
Assets impairment (3)	(94)	(251)	2,002
Fair market value adjustment to acquired inventory sold	262	-	-
Restructuring Related:
Severance and retention costs	117	1,841	55
Facility closure costs (4)	699	182	8
Fabrication production transfer costs (5)	829	1,239	--
Other:
Compensation expense (benefit)—deferred compensation plan (6)	(27)	52	124
Stock-based compensation expense	509	512	626
Non-GAAP gross profit	$87,939	$73,240	$53,900

GAAP R&D Expenses:	$43,736	$41,400	$36,315
Acquisition and Divestiture Related:
Amortization of acquisition related intangibles	-	(469)	-
Acquisition related costs (1)	(394)	(378)	2
Restructuring Related:
Severance and retention costs	(433)	(752)	(930)
Facility closure costs (4)	(108)	(86)	(11)
Other:
Compensation expense (benefit)—deferred compensation plan (6)	82	(200)	(480)
Stock-based compensation expense	(2,691)	(2,278)	(2,745)
Non-GAAP R&D Expenses	$40,192	$37,237	$32,151

GAAP SG&A Expenses:	$27,358	$26,186	$25,435
Acquisition and Divestiture Related:
Amortization of acquisition related intangibles	(1,451)	(1,696)	(1,299)
Acquisition related costs (1)	(309)	(747)	(3,595)
Restructuring Related:
Severance and retention costs	30	(124)	(494)
Facility closure costs (4)	(170)	(279)	(4)
Other:
Compensation expense (benefit)—deferred compensation plan (6)	17	(118)	(285)
Stock-based compensation expense	(1,508)	(1,543)	(889)
Non-GAAP SG&A Expenses	$23,967	$21,679	$18,869

GAAP Interest Income and Other, Net	$264	$701	$1,406
Loss (gain) on deferred compensation plan securities (6)	132	(373)	(876)
Non-GAAP Interest Income and Other, Net	$396	$328	$530

GAAP Provision (Benefit) for Income Taxes	$923	$(950)	$942
Tax effects of Non-GAAP adjustments (7)	(24)	729	(1,008)
Non-GAAP Provision (Benefit) for Income Taxes	$899	$(221)	$(66)

(1)  Consists of costs incurred in connection with merger and acquisition-related activities, including legal and accounting fees.
(2)  Consists of gain and loss associated with our divestitures of Military business and Silicon Logic Engineering business in the third quarter of fiscal 2010 and divestiture of Network Search Engine business in the second quarter of fiscal 2010.
(3)  Consists of an impairment charge related to a note receivable and subsequent recoveries.
(4)  Consists of ongoing costs associated with the exit of our leased facilities.
(5)  Consists of costs incurred in connection with the transition of our wafer fabrication processes in Oregan plant to TSMC.
(6) Consists of gains and losses on marketable equity securities related to our deferred compensation arrangements and the changes in the fair value of the assets in a separate trust that is invested in Corporate owned life insurance under our deferred   compensation plan.
(7) Consists of the tax effects of non-GAAP adjustments.
(8) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	June 27, 2010	March 28, 2010
Assets
Current assets:
Cash and cash equivalents	$88,253	$120,526
Short-term investments	244,192	222,663
Accounts receivable	75,491	68,957
Inventories	49,677	50,676
Prepayments and other current assets	21,584	25,086

Total current assets	479,197	487,908

Property, plant and equipment, net	68,887	67,988
Goodwill	104,020	103,074
Acquisition-related intangible assets, net	66,029	65,242
Other assets	26,487	26,733

Total assets	$744,620	$750,945

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$37,665	$34,717
Accrued compensation and related expenses	22,703	20,738
Deferred income on shipments to distributors	20,535	18,761
Income taxes payable	2,724	2,132
Other accrued liabilities	24,879	30,353

Total current liabilities	108,506	106,701

Deferred tax liabilities	1,576	1,573
Long-term income tax payable	21,348	21,098
Other long-term obligations	20,237	21,833
Total liabilities	151,667	151,205

Stockholders' equity:
Common stock	160	163
Additional paid-in capital	2,318,053	2,310,450
Treasury stock	(826,373)	(802,217)
Accumulated other comprehensive income	402	1,046
Accumulated deficit	(899,289)	(909,702)

Total stockholders' equity	592,953	599,740

Total liabilities and stockholders' equity	$744,620	$750,945